EXHIBIT 10

                             STOCK COMPENSATION PLAN

                          TELEMALL COMMUNICATIONS, INC.

                             STOCK COMPENSATION PLAN

                                    ARTICLE I
                                 Purpose of Plan

      This STOCK COMPENSATION PLAN (the "Plan") of TeleMall Communications, Inc. (the "Company"), for employees of the Company as well as consultants or other advisors to the Company, is intended to advance the best interests of the Company by supporting and increasing the Company's ability to attract, retain and compensate individuals or entities providing services to the Company upon whom in large measure, the sustained progress, growth and profitability of the Company depends and to allow the Company to compensate consultants and certain other persons providing bona fide services to the Company, through the award of the Company's common stock.

                                   ARTICLE II
                                   Definitions

      For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

            "Award" means any grant of stock under this Plan.

            "Board" shall mean the Board of Directors of the Company.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Common Shares" shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

            "Company" shall mean TeleMall Communications, Inc., a Nevada Corporation, and any parent or subsidiary corporation of TeleMall
Communications, Inc., as such terms are defined in Sections 425(e) and 425(f), respectively, of the Code.

            "Date of Grant" shall mean the day that the Board authorizes the grant of an Award or such later date as may be specified by the Board as the date a particular Award will become effective.

            "Employee" shall mean any person or entity that renders bona fide services to the Company and is issued Common Shares under the Plan as compensation for these services. This shall include, without limitation, employees, a person or company engaged by the Company as a consultant or a lawyer, law firm, accountant or accounting firm.

                                   ARTICLE III
                           Administration of the Plan

      1. The Board shall administer the Plan and accordingly, it shall have full power to grant Awards under the Plan and issue Common Stock, to construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities it believes proper and reasonable.

      2. The determination of those eligible to receive an Award, and the amount, type and timing of each Award and the terms and conditions of the Award shall rest in the sole discretion of the Board, subject to the provisions of the Plan.

      3. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any Award, in the manner and to the extent it shall deem necessary to carry it into effect.

      4. Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

      5. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

      6. The Board shall have sole and absolute discretion to amend this Plan.

      7. The Company, through its management, shall supply full and timely information to the Board on all matters relating to proposed Awards under the Plan, the Employee's duties and performance, and such other pertinent information as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties hereunder.

                                   ARTICLE IV
                           Shares Subject to the Plan

      1. The total number of shares of the Company available for Awards under the Plan shall be One Million Shares (1,000,000) of Common Shares, subject to adjustment in accordance with Article VI of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

                                    ARTICLE V
                              Terms and Conditions

      1. Consistent with the Plan's purpose, Awards may be granted only to Employees of the Company.

      2. The effective date of this Plan is February __, 1997.

      3. Except as otherwise provided herein, the Board shall have complete discretion to determine when and to which Employees Awards are to be granted, and the number of shares of Common Stock to be granted to that particular employee. No such grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act") or the rules and regulations promulgated thereunder.

      4. As promptly as possible after authorizing the grant of an Award, the Company shall deliver to the Award recipient a certificate or certificates registered in that person's name, representing the number of Shares awarded. If applicable, each certificate shall bear a legend indicating that the Common Stock represented by the Certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

                                   ARTICLE VI
                    Adjustments or Changes in Capitalization

      1. In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of Shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapital ization, reclassification, combination of Shares, stock split-up or stock dividend, the number of shares remaining in the Plan for issuance under this Plan shall also be exchanged pursuant to said merger, consolidation, other reorganization, recapitalization, combination of shares, stock split, stock dividend or reverse stock split.

      2. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

                                   ARTICLE VII
                        Amendment and Termination of Plan

      1. The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

      2. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments or issued regulations, if any, to the Code.

      3. No Award may be granted during any suspension of the Plan or after termination of the Plan.

                                  ARTICLE VIII
                        Government and Other Regulations

      The obligation of the Company to issue, transfer and deliver Common Shares for Awards under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Board in its sole discretion shall deem necessary of advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon grant of any Award, the Company shall not be required to issue Common Shares unless the Board has received evidence satisfactory to it to the effect that the Employee will not transfer such Shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive.

                                   ARTICLE IX
                            Miscellaneous Provisions

      1. No person or entity shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving an Employee the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Employee with or without cause, free from any liability, or any claim under the Plan.

      2. Any expenses of administering this Plan shall be borne by the Company.

      3. The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

      4. Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

      5. In addition to such other rights of indemnification as they may have as members of the Board, the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

      6. If subject to withholding tax, the Company shall be authorized to withhold from an Employee's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company is required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds to pay that withholding tax, the Company may withhold up to fifty percent (50%) of each subsequent payment of salary or bonus due to the Employee (which is in addition to any withholding or taxes required to be withheld from that payment) until the Company has been reimbursed for the entire withholding tax it was required to pay.

      7. A copy of this Plan shall be delivered to all participants together with a copy of the resolution or resolutions of the Board authorizing the granting of an Award and establishing the terms, if any, of participation.